SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 26, 2011

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

 (606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
⁯           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
⁯           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

Community Trust Bancorp, Inc.’s Annual Meeting of Shareholders was held on April 26, 2011.  The following items were approved:

1)           Election of the following members to CTBI’s Board of Directors for the ensuing year:

Nominee	For	Withheld
Charles J. Baird	11,992,120	306,019
Nick Carter	12,240,489	57,650
Nick A. Cooley	12,208,963	89,176
Jean R. Hale	12,147,533	150,607
James McGhee II	12,240,989	57,150
M. Lynn Parrish	12,216,241	81,898
Dr. James R. Ramsey	12,219,273	78,866
Anthony W. St. Charles	12,231,979	66,161

2)           Ratification of CTBI’s independent registered public accounting firm, BKD, LLP, for 2011

For	Against	Abstained
14,123,767	38,801	96,029

3)           The advisory (nonbinding) resolution relating to executive compensation

For	Against	Abstained
11,723,498	107,620	467,020

4)           A one year frequency of the advisory (nonbinding) vote on executive compensation

1 Year	2 Years	3 Years	Abstained
10,454,747	392,911	1,202,207	248,272

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

Date: April 27, 2011	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer